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                                                                    EXHIBIT 3.36


                                    BY-LAWS

                                      OF

                          CASINO MAGIC FINANCE CORP.

                                  ARTICLE I.
                                  ----------

                               NAME AND LOCATION
                               -----------------

     SECTION 1.  The name of the Corporation is CASINO MAGIC FINANCE CORP.
     ----------
Business will be conducted under the name of CASINO MAGIC FINANCE CORP.


     SECTION 2.  The initial registered office shall be located at 1719 Beach
     ----------
Boulevard, Suite 306, Biloxi, Mississippi, 39531. The business office of the Corporation shall be 711 Casino Magic Drive, Bay St. Louis, Mississippi, 39520. The Corporation may have other offices, including its principal office, at other locations. An annual Shareholders meeting will be held at the principal office unless otherwise designated in the Notice of the Meeting or in Waiver of such Notice.

                                  ARTICLE II.
                                  -----------

                                 SHAREHOLDERS
                                 ------------

     SECTION 1.  The annual meeting of the Shareholders shall be held at 10:00
     ----------
a.m. on the second Monday of January of each year at the principal office of the corporation, or at such other place as may be designated in the Notice of the Meeting or Waiver of Notice thereof. At such meeting the Shareholders shall elect directors to serve until their successors shall be elected and qualified.
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     SECTION 2.  Special meetings of Shareholders may be held at such place as
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may be designated in the call thereof by consent in writing of all Shareholders, or by demand signed by the holders of at least ten percent of the stock. Special meetings of the Shareholders may also be called by resolution of the Board of Directors at a duly held meeting of said Board of Directors.

     SECTION 3.  Notice of the time and place of all annual and special meetings
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shall be mailed or personally delivered by the Secretary to each Shareholder no fewer than ten days but not more than sixty days before the date thereof, unless Waiver of said Notice and Call is given.

     SECTION 4.  The President of the Corporation shall preside at all
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Shareholders' meetings.

     SECTION 5.  At every such meeting each Shareholder shall be entitled to
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cast one vote for each share of stock held in his name, either in person or by written proxy. All proxies shall be filed with the Secretary and entered of record in the minutes of the meeting. In voting for Directors of the Corporation, each Shareholder shall be authorized to cumulate his vote in accordance with the laws of the State of Mississippi.

     SECTION 6.  A quorum for the transaction of business shall consist of a
     ----------
number of shares, present personally or by proxy, representing the majority of shares of voting stock issued and outstanding.

     SECTION 7.  Any action of the Shareholders may be taken in the absence of
     ----------
annual, special or any other duly called meeting, where said action is taken by consent in writing by all holders of the Corporation's issued and outstanding voting stock.
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                                 ARTICLE III.
                                 ------------

                                   DIRECTORS
                                   ---------

     SECTION 1.  The business and property of the Corporation shall be managed
     ----------
by a Board of one or more Directors, who shall be elected by the Shareholders at their annual meeting, except that vacancies on the Board of Directors may be filled by an election at a duly constituted meeting of the Board of Directors and Directors so elected shall serve the remaining portion of the term of the former Director. A Director need not be a Shareholder. Each year at the annual meeting of Shareholders, the Shareholders shall establish the size of the Board of Directors and thus fix the number of Directors to be elected. If not established at such annual meeting the size of the Board shall remain as theretofore constituted. The initial number of Directors shall be five.

     SECTION 2.  All Directors shall hold office for one year and until their
     ----------
successors are duly elected and qualified.

     SECTION 3.  The regular meeting of the Directors shall be held at the
     ----------
office of the Corporation at 711 Casino Magic Drive, Bay St. Louis, Mississippi, 39520, or at such place as may be designated in the written Notice of the Meeting, or in the Waiver of Notice thereof, immediately after the adjournment of each annual Shareholder's meeting.

     SECTION 4.  Special meetings of the Board of Directors may be held at the
     ----------
same place or places as provided for the annual meeting thereof, and may be called by the President or at the request of any Director on Notice in writing at least five days prior to such meeting to the other Directors.
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     SECTION 5.  A quorum for the transaction of business at any meeting of the
     ----------
Directors shall consist of a majority of the Board as established by the Shareholders. If there are two Directors, the quorum shall consist of one.

     SECTION 6.  The Directors shall elect the officers of the corporation and
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fix their salaries, such election being at the Director's meeting following each annual Shareholder's meeting.

     SECTION 7.  At regular or special meetings of the Board of Directors, any
     ----------
one or more of the Directors may attend any such meeting via telephone, the same as if the Director were personally present at the meeting. Any waiver of notice of any such meeting may be signed and delivered by facsimile.

                                  ARTICLE IV.
                                  -----------

                                   OFFICERS
                                   --------

     SECTION 1.  The officers of this Corporation shall be a President and CEO,
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an Executive Vice President, and a Treasurer, who shall be elected for the term of one year by the Board of Directors and shall hold office until their successors are duly elected and qualified. The same individual may simultaneously hold more than one office. One or more Vice Presidents may be elected. It shall not be necessary to elect a Vice President or a Secretary, but such offices may be filled by election at a regular or special meeting of the Board of Directors.

     SECTION 2.  The President shall preside at all Shareholders' meetings;
     ----------
shall have supervision of the affairs of the Corporation and officers; and shall sign all Share Certificates and written contracts of the Corporation. The President shall have general
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charge of executing contracts and of conducting the affairs of the Corporation;
shall have custody of the personal property, machinery, and equipment of the Corporation; and shall perform all other duties such as are incident to this office.

     SECTION 3.  The Executive Vice President shall serve as President in the
     ----------
President's absence and under such circumstances shall have and fulfill all of the rights and duties of said President.

     SECTION 4.  If elected by the Board of Directors, the Secretary shall issue
     ----------
notices of all duly called meetings of the Board of Directors and Shareholders, and shall keep the Minutes thereof; shall have charge of all corporate books, records and papers; and shall perform such other duties as may be assigned to said office. If no secretary is elected any other officer may perform such duties.

                                  ARTICLE V.
                                  ----------

                             DIVIDENDS AND PIWANCE
                             ---------------------

     SECTION 1.  Dividends, to be paid out of the surplus earnings of the
     ----------
Corporation, may be declared from time to time by resolution of the Board of Directors, but no dividend shall be paid that will impair the capital of the Corporation.

     SECTION 2.  The funds of the Corporation shall be deposited in such manner
     ----------
as the Directors shall designate.

     SECTION 3.  The fiscal year of the Corporation shall commence on January
     ----------
1st of each year.
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                                  ARTICLE VI.
                                  -----------

                                  AMENDMENTS
                                  ----------

     SECTION 1.  These By-Laws may be amended by a majority vote of the Board of
     ----------
Directors at any regular meeting or special meeting of the Board of Directors or by consent action in writing of all members of the Board of Directors of the Corporation.

     I, Roger H. Frommelt, Secretary of Casino Magic Finance Corp. hereby certify that the forgoing By-Laws were duly adopted by the Board of Directors of this Corporation on October 1, 1993.

/s/ Roger H. Frommelt
----------------------------
Roger H. Frommelt, Secretary